OFFICE/WAREHOUSE LEASE AGREEMENT

THIS LEASE, made this 20th day of March, 2006 by and between Creative Developments, LLC, a Maryland limited liability company (“Landlord”), and Promark Technology, Inc. a Maryland corporation (“Tenant”);

WITNESSETH:

1. LEASED PREMISES. Landlord hereby demises and leases to Tenant that certain space in the building owned by Landlord located in Howard County, Maryland at 10900 Pump House Road, Annapolis Junction, which space contains approximately 9,000 square feet of space, as more fully described on Exhibit A, attached hereto and made a part hereof (hereinafter referred to as the “Premises”, the “Demised Premises”, the “Leased Premises” or words of similar import), plus the use of all common areas in and about Landlord’s building and the real estate thereunder (hereinafter referred to as the “Total Property”)

Tenant has inspected the Premises and accepts the same in its present “AS IS” condition, acknowledging that the Premises are in good order and satisfactory condition and suitable for the purposes for which they are leased.

2. USE. The Premises shall be used only for the purpose of general offices and/or receiving, storing and shipping materials, products and merchandise made and/or distributed by Tenant. Landlord warrants that, to its actual knowledge and belief, but with no independent investigation or other due diligence, such uses are permitted under applicable laws, ordinances and regulations. Outside storage including, without limitation, drop shipments, dock storage, trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall obtain, at Tenant’s sole cost and expense, any and all licenses and permits necessary for Tenant’s contemplated use of the Premises. Tenant shall comply with all existing and future governmental laws, ordinances and regulations applicable to the use of the Premises, as well as all requirements of Landlord’s insurance carrier. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or which disturbs or endangers any third-party tenants of the Total Property, or unreasonably interfere with such third-party tenants’ use of their respective space. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant shall comply with all statutes, ordinances, rules, codes, regulations and requirements of any federal, state, municipal or other governmental or. quasi-governmental authority with respect to any hazardous wastes (as such term is defined from time to time by any governmental or regulatory authority) which are stored, produced, manufactured, treated or disposed of by Tenant within the Premises; and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all liabilities or claims by reason of any injury to persons or damage to property arising out of the discharge, disbursement, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, hazardous wastes, liquid or gasses, waste materials or other irritants, contaminants or pollutants into or about the Premises or the Total Property, which originate from any products stored, produced, manufactured, treated, or disposed of by Tenant within the Premises. Landlord hereby represents and warrants to Tenant that, to the best of Landlord’s actual knowledge and belief, but with no independent investigation or other due diligence except for the obtainment of any environmental report, incidental to its acquisition of the total property, neither the Total Property nor the Leased Premises contain any hazardous substances in violation of any environmental laws. Landlord shall indemnify, reimburse and hold harmless Tenant, its officers, directors, shareholders, members, partners, agents and employees from and against any damages, claims, judgments, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys’ fees, reasonable consultants’ fees, and reasonable expert fees incurred by any of them to the extent resulting from Landlord’s use, handling, generation, treatment, storage, disposal, other management or release of any hazardous substance at or from the Leased Premises or the Total Property, whether or not Landlord has acted negligently with respect to such hazardous substance, and from a breach of Landlord’s representation and warranty herein. The aforesaid indemnification and defenses shall survive the term of this Lease. Tenant shall comply with all Rules and Regulations, with respect to the Total Property. A copy of the Rules and Regulations is attached hereto as Exhibit C. The Rules and Regulations may be altered or amended by Landlord from time to time.

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3. TERM. Landlord shall deliver possession of the Premises in the condition required under Section 1 to the Tenant, which shall occur after this lease has been fully executed by both parties, and the lease has been delivered to both parties. The term of this Lease shall be ten (10) years and four (4) months, commencing on the date that Landlord delivers the space per this Section 3.

4. RENT. Tenant shall pay the following Base Rent and Additional Rent (hereinafter collectively referred to as “Rent”) during the term of this Lease, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without setoff or deduction, at the office of Landlord. Payment of the first month’s rent due hereunder shall be paid at the time of the execution of this Lease by Tenant. In the event any Rent is due for a partial calendar month or year, the Rent shall be equitably adjusted to reflect that portion of the lease term within such month or year. All accrued Rent shall survive the Lease term.

(a) Base. Tenant shall pay to Landlord, as Base Rent in the first lease year (each such lease year, a “Lease Year”) which shall be, the sum of Seventy-Three Thousand Fifty-Nine and 31/100 Dollars ($73,059.31), per year, payable in equal monthly installments of Six Thousand Eighty-Eight and 28/100 Dollars ($6,088.28) each. Notwithstanding the foregoing, Tenant shall not be required to pay Base Rent for the first four (4) months of the Lease term. The aforegoing Base Rent for the first Lease Year is calculated based upon the total aggregate cost of Landlord’s Tenant Improvements being One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Landlord’s Tenant Improvements Cost Base Amount”). Said Tenant Improvements Costs Base Amount shall be fully amortized over the 10 years Lease term at an interest rate of eight percent (8%) per annum and is included in the aforementioned Base Rent amount. Each Lease Year shall be comprised of complete twelve (12) month periods. The first and the last Lease Year will include any portion of the first and last calendar month of term, as the case may be, if the commencement of the term shall be on other than the first day of a calendar year. This Base Rent shall increase by two and one-half percent (2.5%) compounded on each anniversary date of the commencement of the Lease.

(b) Additional. Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share of the CAM expenses (as such term is hereinafter defined) incurred by Landlord for and on behalf of the Total Property; and, in addition thereto, Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share of any Taxes and Insurance (as such terms are hereinafter defined) payable by Landlord in the then Total Property’s fiscal year. These charges shall be estimated by Landlord, paid monthly by Tenant, and reconciled in March of each succeeding year.

(i) Taxes. Taxes shall include, without limitation, any tax, assessment, or governmental charge (herein collectively referred to as “Taxes”) imposed against the Total Property, or against any of Landlord’s personal property located therein. Taxes, as herein defined, are predicated upon the present system of taxation in the state of Maryland. Therefore, if due to a future change in the method of taxation any rent, franchise, use, profit or other tax shall be levied against Landlord in lieu of any Tax which would otherwise constitute a “real estate tax”, such rent, franchise, use, profit or other tax shall be deemed to be a Tax for the purposes herein. In the event Landlord is assessed with a Tax which Landlord, in its sole discretion, deems excessive, Landlord may challenge said Tax or may defer compliance therewith to the extent legally permitted; and, in such an event, Tenant shall be liable for Tenant’s pro rata share of all reasonable costs in connection with such challenge.

(ii) Insurance. Insurance shall include, without limitation, premiums for liability, property damage, fire, workers compensation, rent and any and all other insurance (herein collectively referred to as “Insurance”) which Landlord deems necessary to carry on, for, or in connection with Landlord’s operation of the Total Property, including Insurance to be carried by Landlord pursuant to the provisions of Section 19 hereof. In addition thereto, in the event Tenant’s use of the Premises shall result in an increase of any of Landlord’s Insurance premiums, Tenant shall pay to Landlord, upon demand, as Additional Rent, an amount equal to such increase in Insurance. Such payments of Insurance premiums shall be in addition to all premiums of insurance which Tenant is required to carry pursuant to Section 19 of this Lease.

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(iii) Common Area Maintenance. Common area maintenance charges (hereinafter referred to as “CAM” expenses) shall include by way of example but not as a limitation, without limitation: the maintenance, repair and replacement, if necessary, of the downspouts, gutters, access roads, driveways, sidewalks and passageways; trunk-line plumbing (as opposed to branch-line plumbing); common utilities and exterior lighting; landscaping; snow removal; fire protection; exterior painting; interior painting of the common areas of the Total Property; management fees; asset management fees; and all other expenses incurred by Landlord for or on behalf of the Total Property. Notwithstanding the aforesaid, in no event shall CAM expenses include any expense chargeable to a capital account or capital improvement under generally accepted accounting principles as currently employed by Landlord, except for capital expenditures necessary to comply with government regulations or law or capital expenditures which will reasonably reduce operating costs, and except that CAM expenses may include the amortization or depreciation of capital improvements (other than the existing building improvements) or equipment utilized in connection with the operation and maintenance of the Total Property over the useful lives of such capital improvements and equipment; nor shall CAM expenses include any cost associated with leasing, including but not limited to brokerage fees, advertising and tenant improvements.

In addition to the aforesaid, Landlord reserves the right to perform any or all of the repairs and maintenance covenanted to be performed by Tenant pursuant to Section 8, below; and, in such event, Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable costs of such repairs and maintenance.

(iv) Payment of Additional Rent. Landlord shall invoice Tenant monthly or otherwise from time to time, for Tenant’s pro rata share of the Taxes, Insurance and CAM expenses, as reasonably estimated by Landlord; and Tenant shall pay to Landlord, as Additional Rent, those amounts for which Tenant is invoiced within thirty (30) days after receipt of said invoice. Any monies paid in advance to Landlord by Tenant shall not accrue interest thereon. At the end of each calendar year or property fiscal year, Landlord shall deliver a statement to Tenant setting forth the difference between Tenant’s actual pro rata share of Taxes, Insurance and/or CAM expenses and the total amount of monthly payments paid by Tenant to Landlord. Tenant shall thereafter pay to Landlord the full amount of any difference between Tenant’s actual obligation over the total amount of Tenant’s estimated payments within thirty (30) days after receipt of said statement; conversely, in the event Tenant’s estimated payments exceed Tenant’s actual obligation, Landlord shall refund the overpayment to Tenant or credit the amount to the next installments of CAM due. For purposes of this Lease, Tenant’s pro rata share is hereinafter defined as a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of the Total Property, which pro rata share is hereby agreed to be equal to fifty percent (50%). In the event this Lease expires on a date other than the end of a billing period, Tenant’s obligation with respect to any amounts owed to Landlord shall survive the expiration of the lease term, and shall be invoiced to Tenant when the same have been accurately determined or, at Landlord’s option, such amounts shall be reasonably estimated by Landlord to reflect the period of time the Lease was in effect during such billing period.

Landlord shall maintain complete and accurate records of all Taxes, Insurance and CAM expenses incurred in connection with the Total Property. Tenant shall have the right to inspect such records at Tenant’s sole cost and expense, at the office of Landlord’s managing agent during said agent’s normal business hours, upon ten (10) days prior written notice once a calendar year.

5. LATE CHARGE. In the event Tenant is late by more than ten (10) business days in the payment of any Rent, additional rent, or other charge due Landlord, Tenant shall pay a late charge for Landlord’s increased administrative expenses, which late charge shall be payable as Additional Rent, and shall be equal to five percent (5%) of all outstanding amounts owed Landlord if not paid within the foregoing ten (10) day period, and one and five-tenths percent (1.5%) per month each month on all amounts overdue for more than ten (10) days.

6. UTILITIES. Landlord agrees to supply water, gas, electricity and, sewer and connections to the building; but Tenant shall pay for the use of all such gas, electricity, water, sewer and telephone services, and any other utilities and/or services used by Tenant within and/or serving the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall be liable for all maintenance and equipment with respect to the continued operation of such utilities including, without limitation, all electric light bulbs, tubes and starters. In the event any such utilities are not separately metered, Tenant shall pay to Landlord a portion of the cost of such utilities determined by Landlord’s independent engineer or manager. In no event shall Landlord be liable for any interruption or failure of any utility servicing the Total Property.

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7. LANDLORD’S REPAIRS AND MAINTENANCE. Landlord, at Landlord’s sole cost and expense, shall maintain, repair and replace, if necessary, the structural portions of the roof, foundation and the exterior walls. Notwithstanding the aforesaid, in the event any such maintenance or repairs are caused by the negligence of Tenant or Tenant’s employees, agents or invitees, Tenant shall reimburse to Landlord, as Additional Rent, the cost of all such maintenance and repairs within thirty (30) days after receipt of Landlord’s invoice for same. For purposes of this Section, the term “exterior walls” shall not include windows, plate glass, window and door frames, outside lighting, office doors, dock doors, dock bumpers, office entries or any exterior improvement made by Tenant. Landlord reserves the right to designate all sources of services in connection with Landlord’s obligations under this Lease. As also provided in Section 11 hereof, Tenant hereby grants to Landlord the right to enter upon the Premises, at reasonable times, and upon reasonable notice, except in emergencies exclusively determined by Landlord, for the purpose of making inspections and/or repairs and in order to carry out or enforce any provision of this Lease. Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for repairs or maintenance of any obligation required to be performed by Landlord under this Lease. Upon receipt of Tenant’s notice, Landlord shall have a reasonable period of time to make such repairs or maintenance. Notwithstanding the foregoing, if Landlord fails to perform an obligation of Landlord within a reasonable time, Tenant shall have the right to perform such obligation on behalf and at the expense of Landlord, the cost of which performance by Tenant, together with interest thereon at the rate of 18% annually from the date of such expenditure, shall be payable by Landlord to Tenant, upon demand.

Furthermore, in the event any essential services directly supplied by Landlord to or for the Premises are interrupted, Tenant shall be entitled to an abatement of Base Rent and Additional Rent beginning on the tenth consecutive business day, after tenant has notified Landlord in writing of such interruption. The abatement shall end when the services are restored. Tenant shall have the option to terminate this Lease if the interruption unreasonably interferes with Tenant’s use of or access to the Premises for at least sixty (60) consecutive days after tenant has notified Landlord in writing of such interruption.

Landlord shall not be liable for, and Landlord is hereby released and relieved from, all claims and demands of any kind by reason of or resulting from damage or injury to any person or property of Tenant or any other party, directly or indirectly caused by (i) dampness, water, rain or snow, in any part of the Leased Premises or in any part of any other property of Landlord or of others, and/or (ii) falling plaster, steam, gas, electricity, or any leak or break in any part of the Leased Premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, no matter how caused.

8. TENANT’S REPAIRS AND MAINTENANCE. Tenant, at Tenant’s sole cost and expense, shall have the affirmative duty to periodically inspect, maintain, service, repair and replace, if necessary, all portions of the Premises which are not expressly the responsibility of Landlord including, but not limited to, any windows, plate glass, office doors, dock doors, office entries, interior walls and finish work, floors and floor coverings, water heaters, electrical fixtures, sprinkler systems, dock bumpers, plumbing, fixtures and pest extermination. In addition thereto, Tenant shall keep the Premises and the dock area servicing the Premises in a clean and sanitary condition, and shall keep the common parking areas, driveways and loading docks free of Tenant’s debris. Tenant shall not store materials waste or pallets outside of the Premises, and shall timely arrange for the removal and/or disposal of all pallets, crates and refuge owned by Tenant which cannot be disposed of in the dumpster servicing the Total Property.

Tenant, at its own cost and expense, shall enter into a regularly scheduled preventative maintenance and repair/service contract with a maintenance contractor approved by Landlord, such approval to be commercially reasonable, and not be unduly withheld conditioned or delayed, for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises. Notwithstanding the aforesaid, in the event that Tenant fails to properly secure such service contract within thirty (30) days of written notice from Landlord, Landlord shall have the option to enter into a regularly scheduled preventative maintenance/service contract on items for and on behalf of Tenant. Each such contract shall include, without limitation, all services suggested or recommended by the equipment manufacturer in the operation and maintenance of such system. In the event Landlord elects such option, Tenant shall reimburse to Landlord, as Additional Rent, Landlord’s commercially reasonable costs in connection with said contract, as well as Landlord’s commercially reasonable costs of repair and maintenance of the HVAC system.

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Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord broom clean in as good condition as when received, reasonable wear and tear and damage by insured casualty excepted. Tenant shall perform all repairs and maintenance in a good and workmanlike manner, using materials and labor of the same character, kind and quality as originally employed within the Total Property at the time of lease execution; and all such repairs and maintenance shall be in compliance with all governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier. In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time after written notice from Landlord, Landlord shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse to Landlord, as Additional Rent, the costs thereof within fifteen (15) days after receipt of Landlord’s invoice for same.

9. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, such consent with respect to non-structural interior alterations not to be unreasonably withheld, conditioned, or delayed. Notwithstanding the aforesaid, Tenant, at Tenant’s sole cost and expense, may install trade fixtures as Tenant may deem necessary, so long as such trade fixtures do not penetrate or disturb the structural integrity and support provided by the roof, exterior walls or subfloors or require excavation of the floor slab or disturbance of column supports. All such trade fixtures, as well as any other alterations, additions or improvements made by Tenant with the aforesaid approval of Landlord, shall be constructed and/or installed by contractors approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, in a good and workmanlike manner, and in compliance with all applicable governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier. If applicable, a list of Landlord’s pre-approved Tenant alterations, approved subject to review of Tenant drawings and compliance with the preceding provisions of this Section 9, is set forth on Exhibit E.

Other than the initial improvements to be made by Tenant incidental to Tenant’s initial occupancy of the Premises (hereby shown in Exhibit E and for purposes of this paragraph the “Tenant’s Initial Alterations”), then it is agreed that, subject to the following provisions of this paragraph, upon the expiration or earlier termination of this Lease, Tenant shall at Tenant’s sole expense remove all alterations, additions or improvements installed by Tenant within the Premises, including any materials other than paint which are applied to the columns, decking or joists, properly fill all holes in the floor and remove all above the floor improvements installed by Tenant, and upon such removal, Tenant shall at Tenant’s sole expense restore the Premises to a condition substantially similar to that condition when received by Tenant. However, notwithstanding the aforesaid, (i) upon Landlord’s written election, all or a portion of such alterations, additions and improvements shall revert to Landlord and shall remain within the Premises, and (ii) in the event that with respect to any alterations, additions and/or improvements other than the Tenant’s Initial Alterations, Tenant desires that said alterations, additions and/or improvements remain on the Premises at the expiration or earlier termination of this Lease, at the time Tenant submits its request for Landlord’s consent to such alterations, additions and/or improvements, Tenant shall list those items which Tenant desires to remain on the Premises at the expiration or earlier termination of this Lease, and Landlord shall within fifteen (15) days subsequent to the date of such request, notify Tenant whether it has agreed that such items shall remain on the Premises at the time of the expiration or earlier termination of this Lease, and to the extent Landlord shall at that time not agree that such items shall remain on the Premises at the time of the expiration or earlier termination of this Lease, subject to the provisions of the immediately preceding clause (i), at the time of the expiration or earlier termination of this Lease, Tenant shall remove all such alterations, additions and/or improvements in accordance with the provisions of the preceding sentence.

10. DESTRUCTION. If the Premises or the Total Property are damaged in whole or in part by casualty so as to render the Premises unusable for their intended purpose, and if the damages cannot be repaired within one hundred fifty (150) days from the date of said casualty, this Lease shall terminate as of the date of such casualty. If the damages can be repaired within said one hundred fifty (150) days, and Landlord does not elect within forty-five (45) days after the date of such casualty to repair the same, then either party may terminate this Lease by written notice served upon the other. In the event of any such termination, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such casualty; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord. Should Landlord elect to make such repairs, this Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty. In the event the repair and restoration of the Premises extends beyond one hundred fifty (150) days after the date of such casualty due to causes beyond the control of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be liable therefor; but Landlord shall continue to complete such repairs and restoration with all due diligence. Tenant shall not be required to pay any Rent for any period in which the Premises are completely unusable for its intended purpose. In the event only a portion of the Premises are unusable for their intended purpose, Tenant’s Rent shall be equitably abated in proportion to that portion of the Premises which is so unfit. However, there shall be no Rent abatement if said damage is due to the fault or negligence of Tenant or Tenant’s agents, employees or invitees.

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11. INSPECTION. Landlord shall have the right to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises, or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease. In addition thereto, during the last twelve (12) months of the lease term, Landlord shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises to prospective third-party tenants provided, however, that Landlord shall give Tenant at least three (3) days advance notice, and Tenant or a representative of Tenant shall have the right to be present during any such exhibition by Landlord; and, during said twelve (12) months, Landlord shall have the right to erect on the Premises and the Total Property a suitable sign indicating that the Premises are available for lease.

Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant including, without limitation, the necessity of any repair or restoration of the Premises

12. SIGNS. Tenant shall not place or permit any signs, lights, awnings or poles in or about the Premises or the Total Property, other than the standard building signage as per landlord specifications, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed; nor shall Tenant change the uniform architecture, paint, landscape, or otherwise alter or modify the exterior of the Premises without the prior written consent of Landlord. Landlord will cooperate with Tenant’s signage requests, both temporary and permanent, subject to approvals of CA and HRD, if applicable, and the Howard County government. All signs shall be at Tenant’s sole costs and expense and shall comply with all applicable laws, ordinances, rules and regulations.

13. SUBLETTING AND ASSIGNING. Tenant shall not sublet the Premises or any portion thereof, nor allow the same to be used or occupied by any other person or for any other use than herein specified, without the prior written consent of Landlord, such consent not to be unreasonably withheld or delayed in the case of a sublet of less than twenty-five percent (25%) of the total square footage of the total space in the Premises. However, all such subtenants shall have credit at least equal to Tenant’s at the time this Lease is executed and engage in a use not objectionable to Landlord in its reasonable discretion. Any other assignment or sublease shall be subject to Landlord’s sole and absolute and absolute subjective discretion. For purposes of this Section, the transfer of any majority interest in any corporation or partnership or a substantial portion of the assets of any entity, which controls Tenant, including any transfer by operation of law, shall be deemed to be an assignment of this Lease. In the event Landlord consents to any assignment or sublease, the same shall not constitute a release of Tenant from the full performance of Tenant’s obligations under this Lease. In the event of any sublease or assignment, Tenant shall reimburse Landlord for all reasonable attorneys’ fees in connection with reviewing and/or drafting any appropriate documents to effect such an assignment of Tenant’s interests or a sublease hereunder. Notwithstanding any term or provision herein to the contrary, Tenant shall be permitted, without the consent of Landlord, to assign or sublet Tenant’s right, title and interest under this Lease to a subsidiary or affiliate of Tenant. In the event of such a sublet or assignment, Tenant shall remain liable for all of terms, rights, and obligations set forth herein.

14. DEFAULT.

(a) Any of the following events shall constitute a default (herein sometimes referred to as either a “default” or “Default”) by Tenant:

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(i) If the rent (Base Rent or Additional Rent) shall be in arrears, in whole or in part, for more than ten (10) calendar days after Tenant receives written notice from Landlord of Tenant's failure to pay (however, if tenant is late more than one occasion within a 12-month period, for the remaining lease, no further written notice will be required); or

(ii) If Tenant shall have failed to perform any other term, condition, or covenant of this Lease on its part to be performed for a period of ten (10) business days after written notice of such failure from Landlord; provided, however, if Tenant is diligently pursuing curing such default, then Tenant shall not be deemed in default until forty-five (45) days after said written notice from Landlord; or

(iii) If Tenant is adjudicated a bankrupt or insolvent by any court of competent jurisdiction, or if any such court enters an order, judgment or decree finally approving any petition against Tenant seeking reorganization, liquidation, dissolution or similar relief or if a receiver, trustee, liquidator or conservator is appointed for all or substantially all of Tenant’s assets and such appointment is not vacated within thirty (30) days after the appointment, or if Tenant seeks or consents to any of the relief hereinabove enumerated in this Subsection 14(a)(iii) or files a voluntary petition in bankruptcy or insolvency or makes an assignment of all or substantially all of its assets for the benefit of creditors or admits in writing its inability to pay its debts generally as they come due or files Articles of Dissolution, or similar writing indicating its intention to wind up or liquidate its business, with the appropriate authority of the place of its incorporation; or

(iv) If Tenant’s leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic’s lien) is filed against Tenant’s leasehold interest and is not discharged within ten (10) business days thereafter; or

(v) If Tenant shall abandon the Leased Premises; the term “abandon” for purposes of this subsection being defined as Tenant’s failure to open for business at the Leased Premises for a period of ten (10) consecutive days except where Tenant has the right under this Lease to remain closed for a period of ten (10) consecutive days, or the removal of all or most of Tenant’s equipment, trade fixtures, etc., coupled with failure to open for business on a normal business day; or

(vi) If applicable, the breach or occurrence of an event of default pursuant to the provisions of any separate written guarantee of a guarantor furnished to Landlord with respect to the guarantee of Tenant’s obligations under this Lease or the occurrence of any event under Section 14(a)(iii) with respect to any such guarantor.

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(b) In the event of default as defined in Subsection 14(a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

(i) To distrain for any rent or additional rent in default; and

(ii) At any time after default, without notice, to declare this Lease terminated and enter the Leased Premises with or without legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession from Tenant’s holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws.

Notwithstanding such reentry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (i) all minimum rent and additional rent then in arrears, without apportionment to the termination date, including Tenant’s taxes due for the year of termination, whether such termination is before or after July 1st of such year; (ii) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant’s default, including, but not limited to, the reasonable costs of reletting the Leased Premises (including reasonable renovation costs) and any broker’s commissions payable as a result thereof; (iii) all of Landlord’s costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (iv) the difference between the rent reserved under this Lease for the balance of the Term and the fair rental value of the Leased Premises for the balance of the Term to be determined as of the date of reentry; or at Landlord’s option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the Term, less any amount received by Landlord during such period from others to whom the Leased Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (v) any other damages recoverable by law. In the event Landlord brings any action against Tenant to enforce compliance by Tenant with any covenant or condition of this Lease, including the covenant to pay rent, and it is judicially determined that Tenant has defaulted in performing or complying with any such covenant or condition, then and in such event, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including a reasonable attorneys’ fee.

(c) Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys’ fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be additional rent and shall be repaid to Landlord by Tenant upon demand.

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(d) No payment of money by Tenant after the termination of this Lease, service of any notice, commencement of any suit, or after final judgment for possession of the Premises, shall reinstate this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord’s consent is required. Should Landlord elect not to exercise its rights in the event of a default, it shall not be deemed a waiver of such rights as to subsequent defaults.

15. HOLDOVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without demand, in the condition required under the last paragraph of Section 8. If Tenant shall remain in possession of the Premises after the termination of this Lease, and hold over for any reason, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord’s election, Tenant shall be deemed a holdover tenant and, after the initial month of the holdover period, shall pay to Landlord monthly Rent equal to one hundred fifty percent (150%) of the total Rent payable hereunder during the last month prior to any such holdover, as well as any other damages incurred by Landlord as a result of such holdover. Should any of Tenant’s property remain within the Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of it at Tenant’s cost and expense.

16. RIGHT TO CURE TENANT’S DEFAULT. In the event Tenant is in default under any provision of this Lease, other than for the payment of Rent, and such Default is not cured by Tenant within ten (10) business days after receipt of Landlord’s written notice, Landlord may cure such Default on behalf of Tenant, at Tenant’s expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem such performance to be an emergency. Any monies expended by Landlord to cure any such Default(s), or resolve any deemed emergency shall be payable by Tenant as Additional Rent. If Landlord incurs any expense, including reasonable attorneys’ fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or default, Tenant shall reimburse Landlord for same, as Additional Rent, with interest thereon at eighteen percent (18%) annually from the date such payment is due Landlord

17. HOLD HARMLESS. Landlord shall not be liable to Tenant for any damages to the Premises or the Total Property, nor for any damages to Tenant on or about the Total Property, nor for any other damages arising from the action or negligence of Tenant, co-tenants or other occupants of the Total Property; and Tenant hereby releases, discharges and shall indemnify, hold harmless and defend Landlord, at Tenant’s sole cost and expense, from all losses, claims, liability, damages and expenses (including reasonable attorneys’ fees) due to any damage or injury to persons or property of the parties hereto or of third persons, caused by Tenant’s use or occupancy of the Premises, Tenant’s breach or default of any covenant under this Lease, or Tenant’s use of any equipment, facilities or property in, on, or adjacent to the Total Property. Furthermore, Tenant shall at all times remain liable for, and indemnify and hold harmless Landlord as aforesaid against, any damage or injury arising from perils against which Tenant is required by this Lease to insure, regardless of the negligence or willful act or omissions of others. In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying and holding Landlord harmless, Tenant shall defend such suit at Tenant’s sole cost and expense with counsel reasonably satisfactory to Landlord; or, in Landlord’s discretion, Landlord may elect to defend such suit, in which event Tenant shall pay Landlord, as Additional Rent, Landlord’s costs of such defense.

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To the maximum extent permitted by law, Landlord shall indemnify, hold harmless and (at Tenant’s option) defend Tenant, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including reasonable attorneys’ and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by any third parties to the extent arising directly or indirectly from (a) any default by Landlord under the terms of this Lease, (b) the use or occupancy of the Property by Landlord or any person claiming through or under Landlord, and/or (c) any acts or omissions of Landlord or any contractor, agent employee, invitee or licensee of Landlord in or about the Property. The foregoing indemnity is in addition to, and not in substitution for any indemnity given by Landlord to Tenant under Section 2.

18. CONDEMNATION.

(a) Total - If during the term, all or a substantial part of the Leased Premises or the common areas of the Total Property shall be taken by condemnation or eminent domain, this Lease shall terminate as of, and the rent shall be apportioned to and abate from and after, the date of taking and Tenant shall have no right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest therein to Landlord with a power of attorney coupled with an interest for the execution in the Tenant’s name of any and all documents necessary or desirable in connection therewith. For purposes of this Subsection, “a substantial part of the Leased Premises or the common areas of the Total Property” shall mean such part thereof that the remainder of the Leased Premises or the Total Property, as the case may be, are rendered inadequate and cannot practicably be repaired and improved so as to be made adequate to permit Tenant to use and enjoy the Leased Premises and/or the common areas of the Total Property to substantially the same extent as before the taking. Landlord shall promptly notify Tenant of any condemnation or eminent domain proceeding, or threatened condemnation or eminent domain proceeding, as the same becomes known to Landlord.

(b) Partial - If during the term, the Leased Premises or the common areas of the Total Property are partially taken by condemnation or eminent domain, Landlord shall employ reasonable means to restore the Leased Premises or the common areas of the Total Property, as the case may be, and all proceeds derived from the condemnation as hereinabove provided shall be applied by Landlord towards the cost of restoration of the Leased Premises or the common areas of the Total Property, as the case may be. If a portion of the Leased Premises (as compared to the common areas of the Total Property) is so taken, all rent shall be abated from and after the date of taking in equitable proportion to the portion of the Leased Premises so taken. Landlord shall promptly immediately notify Tenant of any condemnation or eminent domain proceeding, or threatened condemnation or eminent domain proceeding, as the same becomes known to Landlord.

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(c) Definitions - For the purpose of this Section 18, taking under the power of “eminent domain” shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words “award or damages” shall, in the event of such sale or settlement, include the purchase or settlement price.

(d) Tenant’s Limited Rights - Tenant shall be entitled to claim, prove and receive in the condemnation proceedings only such award as may be allowed for its loss of business, personal property and moving expenses, but only if such award shall be made by the condemnation court or other authority in addition to, and be stated separately from, the award made by it to Landlord for the Leased Premises, or any part thereof so taken.

19. INSURANCE. Landlord shall maintain in full force and effect policies of insurance covering the Total Property in an amount not less than eighty percent (80%) of the Total Property’s “replacement cost”, as such term is defined in the Replacement Cost Endorsement attached to such policy, insuring against physical loss or damage generally included in the classification of “all risk” coverage. Such insurance shall be for the sole benefit of Landlord, and under Landlord’s sole control.

Tenant shall maintain in full force and effect throughout the term of this Lease policies providing “all risk” insurance coverage protecting against physical damage (including, but not limited to, fire, lightning, extended coverage perils, vandalism, sprinkler leakage, water damage, collapse, and other special extended perils) to the extent of 100% of the replacement cost of Tenant’s property and improvements, as well as broad form comprehensive or commercial general liability insurance, in an occurrence form, insuring Landlord and Tenant jointly against any liability (including bodily injury, property damage and contractual liability) arising out of Tenant’s use or occupancy of the Premises, with a combined single limit of not less than $2,000,0000 or a greater amount as may be reasonably required by Landlord from time to time. All such policies shall be of a form and content satisfactory to Landlord; and Landlord, its property manager and any mortgagee shall be named as an additional insured on all such policies. All policies shall be with companies licensed to do business in the State of Maryland, and rated A+:XV in the most current issue of Best’s Key Rating Guide. Tenant shall furnish Landlord with certificates of all policies at least ten (10) days prior to occupancy; and, further, such policies shall provide that not less than thirty (30) days written notice be given to Landlord before any such policies are canceled or substantially changed to reduce the insurance provided thereby. All such policies shall be primary and noncontributing with or in excess of any insurance carried by Landlord. Tenant shall not do any act which may make void or voidable any insurance on the Premises or the Total Property; and, in the event Tenant’s use of the Premises shall result in an increase in Landlord’s insurance premiums, Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to such increase in insurance.

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As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may effect the same for a period not exceeding one (1) year and Tenant shall promptly reimburse Landlord upon demand, as additional rent, the premium so paid by Landlord. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry, if any. All such public liability and property damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named assured. Any insurance provided for may be affected by a policy or policies of blanket insurance covering additional items or locations; provided, however, that (i) Landlord shall be named as an additional insured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth herein are otherwise satisfied. Any insurance policies herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against the Landlord, and all other tenants or occupants of space in the Total Property.

20. MORTGAGES. This Lease is subject and subordinated to any mortgages, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as “Mortgages”), now of record or hereafter placed of record. In the event Landlord exercises its option to further subordinate this Lease, Tenant shall at the option of the holder of said Mortgage attorn to said holder. Any subordination shall be self-executing, but Tenant shall, at the written request of Landlord, execute such further assurances as Landlord deems desirable to confirm such subordination. In the event Tenant should fail or refuse to execute any instrument required under this Section, within ten (10) days after Landlord’s request, Landlord shall be granted a limited power of attorney to execute such instrument in the name of Tenant. In the event any existing or future lender holding a mortgage, deed of trust or other commercial paper requires a modification of this Lease which does not increase Tenant’s Rent hereunder, or does not materially change any obligation of Tenant hereunder, Tenant agrees to execute appropriate instruments to reflect such modification, upon request by Landlord.

21. LIENS. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as “Encumbrance”) to be filed against the Premises or the Total Property, Tenant shall dismiss or bond against the same within fifteen (15) days after the filing thereof. If Tenant fails to remove said Encumbrance within said fifteen (15) day period, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient, including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys’ fees, in removing said Encumbrance. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.

22. GOVERNMENT REGULATIONS. Landlord warrants that, to its actual knowledge, without any duty to investigate, the Premises were in compliance with all government regulations, building codes and laws at the time they were constructed. Tenant, at Tenant’s sole cost and expense, shall conform with all laws and requirements of any Municipal, State or Federal authorities now in force, or which may hereafter be in force, pertaining, to or in connection with, Tenant’s occupancy of the Premises, including all requirements of the Americans with Disabilities Act of 1991 (as may be amended). In addition, Tenant shall conform with any reasonable requirement of Landlord’s insurance carrier with respect to Tenant’s use of the Premises. The judgment of any court or an admission of Tenant in any action or proceeding at law, whether Landlord be a party thereto or not, shall be conclusive of the fact as between Landlord and Tenant.

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23. NOTICES. All Rents which are required to be paid by Tenant shall be delivered to Landlord by the United States Mail, postage prepaid, at Landlord’s address set forth below or other address landlord may specify from time to time. All notices which are required to be given hereunder shall be in writing, and delivered by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the parties hereto at their respective addresses below:

LANDLORD:	Creative Developments, LLC
10900 Pump House Road
Annapolis Junction, MD 20701
Attention: Janice Tippett

With a copy to:	Allen Cornell
NAI The Michael Companies, Inc.
4640 Forbes Boulevard, Suite 300
Lanham, Maryland 20706

TENANT:	Promark Technology, Inc.
10900 Pump House Road
Annapolis Junction, MD. 20701

Either party may designate a different address by giving notice to the other party of same at the address set forth above. Notices shall be deemed received on the date of the return receipt. If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address.

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24. PARKING. Tenant shall be entitled to the reasonable use of open and non-reserved non-exclusive parking spaces together with Landlord with respect to any parking areas located in the Total Property. Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant’s agents and invitees in or about the Total Property. Any equipment, inventory or other property stored in any trucks shall be stored at Tenant’s sole risk. Tenant shall not store any trucks on the passenger car parking lot of the Total Property. Notwithstanding the aforesaid, in the event the Premises have access to a loading dock which exclusively services the Premises, and no other space, Tenant may store one or more of its vehicles in such dock area, provided such storage does not restrict truck access or maneuverability for any other tenant or person to or from any other loading dock servicing the Total Property. In the event the Premises have access to a loading dock which does not exclusively service the Premises, Tenant shall not park its trucks in the dock area longer than the time it takes to reasonably load or unload its trucks. In no event shall Tenant park any vehicle in or about a loading dock which exclusively services another tenant or occupant within the Total Property or in a thoroughfare, driveway, street or other area not specifically designated for parking. Landlord reserves the right to establish uniform rules and regulations for the loading and unloading of trucks upon the Total Property, which rules may include the right to designate specific parking spaces for tenants’ use. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord’s reasonable opinion, said vehicles are in violation of any of the above restrictions. Landlord also reserves the right to order reasonable changes to the location and size of any parking areas located in the Total Property.

25. OWNERSHIP. Notwithstanding anything in this Lease to the contrary, the term “Landlord” as used in this Lease, shall be defined as the then current owner(s) of the Total Property. In the event of any transfer of the Total Property, whereby this lease is assigned to the transferee incidental to such a transfer of the total property, the party the party conveying same shall thereafter be automatically released from all liability with respect to any obligations thereafter occurring or covenants thereafter to be performed by Landlord but only to the extent such obligations or covenants are properly assigned or otherwise conveyed. It is expressly understood and agreed that none of the covenants of Landlord under this Lease are personal in nature, and that Tenant agrees to look solely to the Total Property for recovery of any damages for breach or non-performance of any of the obligations of Landlord hereunder.

26. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of Six Thousand Eighty-Eight and 28/100 Dollars ($6,088.28) as security for the full and faithful performance of Tenant’s obligations under this Lease. Tenant acknowledges that such security deposit shall be placed in Landlord’s general operating account, with any interest accruing thereon payable to Landlord. Such security deposit shall not be construed as an advance Rent payment or as a measure of Landlord’s damages in the event of a Default by Tenant. If Tenant should be placed in default with respect to any provision of this Lease, Landlord may apply all or a portion of said security deposit for the payment of any sum in Default or for the payment of any amount which Landlord expends by reason of such Default. If any portion of said deposit is so applied, Tenant shall deposit with Landlord, within ten (10) days after receipt of Landlord’s written demand, an amount sufficient to restore said security deposit to its original amount. Upon the expiration of this Lease, Landlord shall return said security deposit to Tenant, provided Tenant has paid to Landlord all sums owing to Landlord under this Lease, and Tenant has returned the Premises to Landlord in compliance with the provisions of the last paragraph of Section 8 hereof. The security deposit and, as also required in Section 4, the first month’s rent are due and payable upon Lease execution by Tenant.

27. ESTOPPEL CERTIFICATES. Each of Landlord and Tenant shall execute and return to the requesting party, within ten (10) business days, a statement in writing certifying that this Lease is unmodified and in full force and effect, that the non-requesting party has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, and setting forth the dates to which the Rent and other charges have been paid, and any other information reasonably requested by the requesting party. In the event the non-requesting party fails to return such statement within said ten (10) business days period setting forth the above or, alternatively, setting forth those lease modifications, defenses and/or uncured Defaults, the non-requesting party shall be in Default hereunder or, at the requesting party's election, it shall be deemed that the requesting party's statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or assignee of any mortgagee of the Total Property.

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28. PERSONAL PROPERTY TAXES. Tenant shall timely pay all taxes assessed against Tenant’s personal property and all improvements to the Premises which are in excess of Landlord’s standard installations. If Tenant’s personal property and improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant’s share of such taxes, within ten (10) business days after receipt of Landlord’s statement for same.

29. BROKERAGE. The parties warrant that they have dealt with no broker or person in connection with this transaction other than NAI The Michael Companies, Inc. and AGM Commercial Real Estate Advisors, LLC, and Landlord agrees to be liable for the commissions payable to such brokers, equal to six percent (6%) of the gross aggregate rentals due and payable over the term of the Lease and any renewals, extensions or expansions thereof. Such leasing commission shall be payable 50%. upon lease execution and 50% upon rent commencement and shall be shared equally by NAI The Michael Companies, Inc. and AGM Commercial real Estate Advisors. This provision shall survive the termination of this Lease.

30. SEVERABILITY. In the event any provision of this Lease is found to be invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

31. LOADING CAPACITY. Tenant covenants and agrees not to load the Premises beyond their present carrying or loading capacity

32. FORCE MAJEURE. If either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor trouble, inability to procure materials or any required permit, including a building permit, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of like nature not the fault of the party delayed, then performance of such act shall be excused for the period of the delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 33 shall not operate or excuse Tenant from the prompt payment of rent or additional rent or any other payments required by the terms of this Lease, except as same may be excused during delay in delivery or Landlord’s completion of the Premises.

33. NOTICES TO MORTGAGEE. Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the Premises; provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made and the address to which such notices shall be sent; and Tenant shall allow said mortgagee or holder of the deed of trust a reasonable time, not to exceed sixty (60) days from the receipt of said notice, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

34. NON-WAIVER OF FUTURE ENFORCEMENT. The receipt of rent or any part thereof by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provisions of this Lease. No failure on the part of Landlord or of Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant, shall discharge or invalidate such covenant or provision or affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default. The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the Term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the Term herein demised, or destroy or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of said Leased Premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender

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35. MISCELLANEOUS.

(a) The effective date of this Lease shall be considered to be the date of the last execution or initialing hereof. For purposes of the calculation of any time periods set forth in this Lease, this Lease shall be deemed to have been entered into and effective on the latest of the dates set forth on page 1, or the date last initialed, whichever is later.

(b) All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though both words were used in each separate instance.

(c) This Lease shall not be recorded by Tenant without the prior written consent of Landlord. Cost of recordation, if any, is to be borne by the recording party.

(d) The paragraph or section headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.

(e) Submission of this Lease shall not be deemed to be an offer, or an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Further, Landlord may withhold possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Section 26 of this Lease, and the first month of Base Rent as set forth in Section 4 of this Lease:

(f) All of the terms of this Lease shall extend to Landlord and Tenant, their respective heirs, personal representatives, successors and assigns (except as regarding Tenant’s benefit hereunder, Tenant’s permitted successors and permitted assigns) and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Landlord hereby grants Tenant the right of quiet enjoyment of the Premises so long as Tenant is not in default of this Lease.

(g) This Lease and the parties’ respective rights hereunder shall be governed by the laws of the State of Maryland. In the event of litigation, suit shall be brought in Howard County, Maryland. LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY ON ANY ISSUE TO ENFORCE ANY TERM OR CONDITION OF THIS LEASE, OR WITH RESPECT TO LANDLORD’S RIGHT TO TERMINATE THIS LEASE, OR WITH RESPECT TO RENT, OR WITH RESPECT TO LANDLORD’S RIGHT TO TERMINATE TENANT’S RIGHT OF POSSESSION. ANY COST AND EXPENSE INCURRED BY LANDLORD TO COLLECT ANY SUMS DUE. OR TO ENFORCE ANY TERM OR PROVISION HEREOF, INCLUDING REASONABLE ATTORNEYS’ FEES, SHALL BE PAID BY TENANT.

(h) Except as otherwise specifically provided in Section 7, no abatement, refund, offset, diminution or reduction of rent, charges or other compensation shall be claimed by or allowed to Tenant, or any person claiming under Tenant, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to or at the Leased Premises, by virtue or because of any present or future governmental laws, ordinances, or for any other cause or reason. In the event Landlord commences proceedings for non-payment of rent or because of any other default by Tenant hereunder, Tenant will not interpose any counterclaim of whatsoever nature or description in any such proceeding, except as such may be required by law to be interposed or forever lost. This shall not, however, be construed in any way as a waiver of Tenant’s right to assert such claims in any separate action or actions brought by Tenant. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed for any cause or in the event of Landlord’s obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease or otherwise.

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(i) This Lease contains the entire agreement between the parties regarding the subject matter of this Lease. There are no promises, agreements, conditions, undertaking, warranties or representations, oral or written, express or implied, between the parties, relating to this subject matter, other than as herein set forth. This Lease is intended by the parties to be an integration of all prior or contemporaneous promises, agreements, conditions, negotiations and undertakings between them. This Lease may not be modified orally but only by an instrument in writing as specifically prescribed herein. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. In the absence of a specific provision to the contrary, the party upon whom an obligation is imposed by this Lease shall perform said obligation at its own cost and expense.

(j) Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating any relationship other than the relationship of Landlord and Tenant notwithstanding the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto.

(k) Time is of the essence in this Lease.

(l) Tenant shall furnish Landlord with annual financial statements within one hundred twenty (120) days after each fiscal year and in the event Landlord reasonably believes that the financial position or business of Tenant has changed in an adverse manner, Tenant shall furnish Landlord with its most current financial statement within fifteen (15) days of the written request from Landlord. All such financial statements shall disclose at a minimum Tenant’s Balance Sheet and Profit and Loss Statement, and which shall be verified by Tenant and its president or vice president, general partner, managing member or other authorized person, as the case may be. In no event will Tenant be required to prepare any financial reports that it would not normally prepare in its normal course of business.

(m) In addition to all other remedies, Landlord and Tenant are entitled to the restraint by injunction of all violations, actual, attempted or threatened of any covenant, condition or provision of this Lease.

(n) No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent due or pursue any other remedy Landlord may have under this Lease, at law or in equity.

(o) In the event that any late charge, interest rate or other payment provided herein exceeds the maximum applicable charge legally allowed, such late charge, interest rate or other payment shall be reduced to the maximum legal charge, rate or amount.

(p) If any date set forth in this Lease is to occur on a holiday or other non-business day, or if any period of time set forth in this Lease expires on a holiday or non-business day, then such expiration date shall be extended to the next business day thereafter. As used in this Section and in this Lease, the terms “holiday,” “non-business day,” and “business day” shall have the following meanings:

(i) “holiday” shall mean those dates upon which nationally chartered banks of the United States of America are not open for business;

(ii) “non-business day” shall mean holidays and Saturday and Sunday; and

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(iii) “business day” shall mean any day that is not either a holiday or a non-business day.

(q) If applicable, attached hereto as Exhibit F is a Form of Lease Guarantee, which is to be executed by the person(s) or entity(ies) (individually, a “Guarantor,” and collectively, the “Guarantors”) indicated on said Exhibit F. If applicable, it shall be a condition of Landlord’s execution and ratification of this Lease that at the time of the delivery to Landlord of this Lease as executed by Tenant hereunder, that Tenant deliver to Landlord a guarantee in the form of Exhibit F attached hereto, fully executed by the Guarantor or all of the Guarantors, as the case may be.

(r) It is understood and agreed that this Lease and the obligations of the parties hereunder may be subject to written approval of Landlord’s lender, and that, if so, this Lease is not binding upon either Landlord or Tenant unless Landlord receives such written approval from Landlord’s lender. Landlord will advise Tenant promptly upon its receipt of approval or disapproval from Landlord’s lender.

(s) Unless otherwise specifically stipulated elsewhere in this Lease, all approvals, consents and other matters requiring acceptance or satisfaction on the Landlord’s part contained in this Lease shall be subject to the Landlord’s sole and absolute subjective discretion.

(t) This Lease is modified and affected by the following Exhibits which are attached hereto and made a part hereof.

Exhibit A Floor Plan

Exhibit B Landlord’s Tenant Improvements

Exhibit C Rules and Regulations

Exhibit D  Form of Commencement Date Certificate

Exhibit E  Pre-Approval Alterations (if applicable)

Exhibit F   Form of Lease Guarantee (if applicable)

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WHEREFORE, Landlord and Tenant have respectively signed and sealed this Lease the day and year first above written.

WITNESS/ATTEST	LANDLORD:
CREATIVE DEVELOPMENTS, LLC

/s/ Jody Franklin	By:	/s/ Janice Tippett
Print Name: Janice Tippett
Title: President/Owner
TENANT:

PROMARK TECHNOLOGY, INC.

/s/ William J. Ochall	By:	/s/ Dale R. Foster
Print Name: Dale R. Foster
Title: President

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EXHIBIT A

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EXHIBIT B

LANDLORD’S TENANT IMPROVEMENTS

Landlord shall provide Tenant with a $100,000.00 Tenant Improvement Allowance (the “Cost Base Amount”). Said Cost Base Amount shall be re-paid by Tenant to Landlord as part of the Base Rent pursuant to Section 4(a). Landlord shall provide the portion of the Cost Base Amount then due Tenant within fifteen (15) days after Tenant has submitted to Landlord an invoice for said improvements, together with verification in form reasonably acceptable to Landlord of the substantial completion of work by Tenant and that the costs reflected in said invoice have actually been incurred by Tenant. Only bonafide third party costs actually incurred by Tenant shall be included in any invoice. Furthermore, in no event shall Tenant submit any invoice which is for an amount less than Ten Thousand Dollars ($10,000.00), and in no event shall Tenant submit an invoice within a period of fifteen (15) days from the date of the last invoice submitted by Tenant.

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EXHIBIT C

RULES AND REGULATIONS

Tenant agrees to comply with the following rules and regulations, and any subsequent rules or regulations which Landlord may reasonably adopt or modify from time to time. Tenant shall be bound by such rules and regulations to the same extent as if such rules and regulations were covenants of this Lease; and any non-compliance thereof shall constitute grounds for Default under this Lease. Landlord shall not be liable for the non-observance of said rules and regulations by any other tenant. Landlord agrees that the enforcement of these rules and regulations shall be uniform with respect to all tenants in the building.

(1) Tenant shall not use any picture or likeness of the Total Property in any notices or advertisements, without Landlord’s prior written consent.

(2) In the event Tenant requires any telegraph, telephone or satellite dish connections, Landlord shall have the right to prescribe additional rules and regulations regarding the same including, but not limited to, the size, manner, location and attachment of such equipment and connections.

(3) No additional locks shall be placed upon any door of the Premises, without Landlord’s reasonable consent. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and the Total Property.

(4) Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, or carry on any mechanical business within the Premises. Tenant shall not use any fuel source within the Premises other than the fuel source(s) provided by Landlord.

(5) Tenant shall not permit within the Premises any animals other than service animals; not shall Tenant create or allow any foul or noxious gas, noise, odors, sounds, and/or vibrations to emanate from the Premises, or create any interference with the operation of any equipment or radio or television broadcasting/reception from within or about the Total Property, which may obstruct or interfere with the rights of other tenant(s) in the Total Property.

(6) All sidewalks, loading areas, stairways, doorways, corridors and other common areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress. Landlord retains the right to control all public and other areas not specifically designated as the Premises, provided nothing herein shall be construed to prevent access to the Premises or the common areas of the Total Property by Tenant or Tenant’s invitees.

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(7) Tenant shall not install any window treatments other than existing treatments or otherwise obstruct the windows of the Premises without Landlord’s prior written consent.

(8) After business hours, Tenant shall lock all doors and windows of the Premises which enter upon any common areas of the Total Property.

(9) Any person(s) who shall be employed by Tenant for the purpose of cleaning the Premises shall be employed at Tenant’s cost. Tenant shall indemnify and hold Landlord harmless from all losses, claims, liability, damages and expenses, including reasonable attorneys’ fees, for any injury to person or damage to property of Tenant or third persons caused by Tenant’s cleaning contractor.

(10) Tenant shall not canvass or solicit business or allow any employee of Tenant to canvass or solicit business from other tenants in the Total Property, unless the same is within the scope of Tenant’s normal business.

(11) Landlord reserves the right to place into effect a “no smoking” policy within all or selected portions of the common areas of the Total Property, wherein Tenant, its agents, employees and invitees shall not be allowed to smoke. Tenant shall not be allowed to smoke in any common stairwells, elevators or bathrooms; nor shall Tenant dispose of any smoking material including, without limitation, matches, ashes and cigarette butts on the floors of the Total Property, about the grounds of the Total Property, or in any receptacle other than a specifically designated receptacle for smoking.

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EXHIBIT D

FORM OF COMMENCEMENT DATE CERTIFICATE

This Commencement Date Certificate (this “Certificate”), dated as of this 20th day of March, 2006, by and between Creative Developments, LLC, having an address of 10900 Pump House Road, Annapolis Junction, Maryland 20701 (hereinafter called the “Landlord”), and Promark Technology, Inc. having a mailing address of 10810 Guilford Road, Annapolis Junction, Maryland 20701 (hereinafter called the “Tenant”);

RECITALS:

A. By Lease (the “Lease”) dated as March 20, 2006 between Landlord and Tenant, Landlord demised and leased unto Tenant certain premises consisting of approximately Nine Thousand (9,000) square feet in that certain building owned by Landlord located in Howard County, Maryland at 10900 Pump House Road, Annapolis Junction.

B. Pursuant to the terms of Section 3 of the Lease, the term under the Lease shall commence on March 20, 2006.

C. Section 3 of the Lease provides that Landlord and Tenant shall execute the within Certificate within thirty (30) days of the commencement of the term of the Lease, and the parties are executing the within Certificate in furtherance of said provisions.

NOW, THEREFORE, the parties hereto agree as follows:

1. The term of said Lease commenced on March 20, 2006, and shall continue until April 30, 2015, unless sooner terminated or extended as provided therein.

2. The first “Lease Year” shall be considered to commence on August 1, 2006 , and to expire on July 30, 2007.

3. The second “Lease Year” shall be considered to commence on August 1, 2007 and to expire on July 30, 2008, and all subsequent Lease Years shall begin and terminate on the same dates in subsequent years.

4. Those terms that are defined in the Lease shall have the same meaning in this Certificate.

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IT WITNESS WHEREOF, Landlord and Tenant have caused this Certificate to be duly executed, and intending for this Certificate to be a specialty sealed it, as of the day and year first above written.

WITNESS/ATTEST	CREATIVE DEVELOPMENTS, LLC

/s/ Jody Franklin	By:	/s/ Janice Tippett	(Seal)
Print Name: Janice Tippett
Title: President/Owner
“Landlord”

PROMARK TECHNOLOGY, INC.

/s/ William J. Ochall	By:	/s/ Dale R. Foster	(Seal)
Print Name: Dale R. Foster
Title: President
“Tenant”

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EXHIBIT E

TENANT ALTERATIONS PRE-APPROVAL

SUBJECT TO LANDLORD APPROVAL OF PLANS FROM TENANT:

1.

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